Exhibit 99.1
N      e     w     s                R      e     l      e     a     s     e

Contact: Scott W. Holmes, Senior Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS
     NASHVILLE, Tennessee February 26, 2007 – Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter that ended December 31, 2006. Revenues for the fourth quarter totaled $65.8 million, compared with the prior year’s $66.2 million. Net income for the fourth quarter was $7.7 million, or $0.16 per diluted common share, versus $11.7 million, or $0.25 per diluted common share, for the fourth quarter of 2005.
     Funds from operations (“FFO”), calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and comprised primarily of net income and depreciation from real estate, but not adjusted for certain non-cash income and expense items, totaled $24.8 million compared with $26.2 million for the same period in 2005. FFO per diluted common share totaled $0.52 compared with $0.55 for the fourth quarter of 2005. A reconciliation of FFO to net income follows.
     Net income and FFO for the three months ended December 31, 2006 include the impact of non-cash impairment charges totaling $1.8 million. Before these charges, FFO per diluted common share for the fourth quarter of 2006 would have been $0.56.
     Revenues for the twelve months ended December 31, 2006 totaled $264.9 million compared with the prior year’s $251.8 million. Net income for the twelve-month period was $39.7 million, or $0.84 per diluted common share, versus $52.7 million, or $1.11 per diluted common share, for the twelve months ended December 31, 2005. FFO totaled $101.1 million for the twelve months ended December 31, 2006, compared with $107.9 million for the same period in 2005. FFO, per diluted common share, for the twelve months ended December 31, 2006 totaled $2.13, versus $2.28 for the same period in 2005.
     Funds available for distribution for the fourth quarter of 2006 totaled $0.61 per diluted common share. A reconciliation of funds available for distribution to net income follows.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of December 31, 2006, the Company had investments of approximately $2.0 billion in 249 real estate properties and mortgages, including investments in unconsolidated limited liability companies. The Company’s 237 owned real estate properties are comprised of six facility types, located in 28 states, totaling approximately 12.9 million square feet. The Company provides property management services to approximately 6.8 million square feet nationwide.
The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2005. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Master lease rental income	$21,553	$18,472	$83,251	$70,983
Property operating income	32,358	33,856	127,200	135,035
Straight-line rent	93	1,422	2,358	295
Mortgage interest income	1,918	2,827	11,014	9,103
Other operating income (2)	9,898	9,644	41,059	36,356

	65,820	66,221	264,882	251,772

Expenses:
General and administrative	3,862	4,083	16,867	16,089
Property operating expenses	17,041	19,209	70,449	72,677
Other operating expenses (2)	4,209	4,058	17,209	15,938
Impairments	1,800	0	5,611	0
Bad debt expense, net	5	1,177	1,256	1,308
Interest	13,900	12,911	53,553	48,395
Depreciation	15,456	11,331	54,492	49,321
Amortization	1,890	2,972	9,938	12,153

	58,163	55,741	229,375	215,881

Income from continuing operations	7,657	10,480	35,507	35,891

Discontinued operations:
Net income (loss) from discontinued operations	(2)	1,210	1,010	10,007
Gain on sales of real estate properties, net of impairments	0	(3)	3,202	6,770

	(2)	1,207	4,212	16,777

Net income	$7,655	$11,687	$39,719	$52,668

Basic earnings per common share:
Income from continuing operations per common share	$0.16	$0.22	$0.76	$0.77

Discontinued operations per common share	$0.00	$0.03	$0.09	$0.36

Net income per common share	$0.16	$0.25	$0.85	$1.13

Diluted earnings per common share:
Income from continuing operations per common share	$0.16	$0.22	$0.75	$0.76

Discontinued operations per common share	$0.00	$0.03	$0.09	$0.35

Net income per common share	$0.16	$0.25	$0.84	$1.11

Weighted average common shares outstanding - Basic	46,542,450	46,488,468	46,527,857	46,465,215

Weighted average common shares outstanding - Diluted	47,562,122	47,429,525	47,498,937	47,406,798

(1) The income statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
(2) Includes the operations of the properties consolidated in the Company’s consolidated financial statements as required in FIN 46(R) as variable interest entities.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statement of Cash Flows
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$7,655	$11,687	$39,719	$52,668

Non-cash items:
Depreciation and amortization – real estate	17,023	14,236	63,397	61,842
Depreciation and amortization – other	664	372	1,877	1,437
Amortization of deferred loan fees	0	8	255	250
Provision for bad debt, net of recoveries	5	1,177	1,256	1,308
Impairments	1,800	0	5,611	0
Increase in straight-line rent receivable	(93)	(1,404)	(1,736)	(99)
Equity in (income) losses from unconsolidated LLCs	147	(161)	307	90
Consolidated losses from variable interest entities	286	290	1,110	3,183
Impairments due to sale of real estate	0	3	73	713
Stock-based compensation expense	943	842	4,002	3,677
Provision for deferred post-retirement benefits	487	514	2,072	1,254
Other non-cash items	55	119	52	(67)

Total non-cash items	21,317	15,996	78,276	73,588

Other items:
Decrease in accounts payable and accrued liabilities	(8,626)	(19,651)	(1,780)	(3,906)
Increase (decrease) in other liabilities	(333)	1,234	(2,389)	(861)
(Increase) decrease in other assets	(2,960)	321	(1,463)	(12,401)
Gain on sale of real estate, net	0	0	(3,275)	(7,483)

Total other items	(11,919)	(18,096)	(8,907)	(24,651)

Net cash provided by operating activities	17,053	9,587	109,088	101,605

Cash flows from investing activities:
Acquisition and development of real estate properties	(18,805)	(5,978)	(126,347)	(87,399)
Funding of mortgages and notes receivable	(1,315)	(11,660)	(22,794)	(76,636)
Investment in unconsolidated LLCs	(340)	0	(10,654)	(11,135)
Distributions from unconsolidated LLCs	262	0	988	326
Proceeds from sales of real estate	0	0	32,706	124,879
Proceeds from mortgage and note receivable collections	3,573	3,082	72,553	14,095

Net cash used in investing activities	(16,625)	(14,556)	(53,548)	(35,870)

Cash flows from financing activities:
Borrowings on notes and bonds payable	54,000	87,100	364,000	250,348
Repayments on notes and bonds payable	(24,852)	(49,016)	(287,048)	(187,296)
Interest rate swap termination	0	0	(10,127)	0
Dividends paid	(31,549)	(31,520)	(126,205)	(125,342)
Debt issuance costs	0	0	(1,333)	0
Common stock redemption	0	0	(481)	0
Proceeds from issuance of common stock	176	56	567	909

Net cash provided by (used in) financing activities	(2,225)	6,620	(60,627)	(61,381)

Increase (decrease) in cash and cash equivalents	(1,797)	1,651	(5,087)	4,354
Cash and cash equivalents, beginning of period	3,747	5,386	7,037	2,683

Cash and cash equivalents, end of period	$1,950	$7,037	$1,950	$7,037

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Reconciliation of funds available for distribution(1):

Three Months Ended
December 31, 2006
Net income	$7,655
Less: Gain on sale of real estate	-
Plus: Total non-cash items included in cash flows from operating activities (2)	21,317

Funds available for distribution	$28,972

Funds available for distribution per common share - Diluted	$0.61

Weighted average common shares outstanding - Diluted	47,562,122

(1) Funds available for distribution does not represent cash generated from operating activities determined in accordance with accounting principals generally accepted in the United States and is not necessarily indicative of cash available to fund cash needs. Funds available for distribution should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.
(2) See Consolidated Statement of Cash Flows included in this press release.
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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of Funds From Operations (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (2)	$7,655	$11,687	$39,719	$52,668
Gain on sale of real estate properties, net	0	0	(3,275)	(7,483)
Real estate depreciation and amortization	17,189	14,559	64,662	62,758

Total adjustments	17,189	14,559	61,387	55,275

Funds from operations - Basic and Diluted	$24,844	$26,246	$101,106	$107,943

Funds from operations per common share - Basic	$0.53	$0.56	$2.17	$2.32

Funds from operations per common share - Diluted	$0.52	$0.55	$2.13	$2.28

Weighted average common shares outstanding - Basic	46,542,450	46,488,468	46,527,857	46,465,215

Weighted average common shares outstanding - Diluted	47,562,122	47,429,525	47,498,937	47,406,798

(1)	Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Impairments are not added back to net income to measure FFO. Management uses FFO and FFO per share to compare and evaluate its own operating results from period to period, and to monitor the operating results of the Company’s peers in the REIT industry. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs. However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(2)	See the Consolidated Statement of Cash Flows for a reconciliation of non-cash items included in net income. Net income for the three- and twelve-month periods ended December 31, 2006 includes non-cash impairment charges totaling $1.8 million and $5.6 million, respectively. Before these charges, FFO per diluted common share for the three months ended December 31, 2006 would have been $0.56.
Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide corporate, investor and financial information.
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